Exhibit 10.7

Cash Compensation Arrangements with Executive Officers

Fiscal Year 2012 Compensation Arrangements

The 2012 base salaries and target bonuses for the Executive Officers of Gran Tierra, effective as of January 1, 2012, are as follows:

Name	Base Salary	Target Bonus(2)
Dana Coffield President and Chief Executive Officer	$425,000* ($416,340 USD)	80%
Shane O’Leary Chief Operating Officer	$360,000* ($352,665 USD)	70%
Martin Eden(1) Chief Financial Officer	$300,000* ($293,887 USD)	70%
David Hardy General Counsel, Vice President Legal, and Secretary	$275,000* ($269,397 USD)	50%
Rafael Orunesu President, Gran Tierra Energy Argentina	$296,535 USD	60%
Júlio César Moreira President, Gran Tierra Energy Brazil	R$558,830** ($297,916 USD)	60%
Duncan Nightingale President, Gran Tierra Energy Colombia	$310,000* ($303,683 USD)	60%
Carlos Monges President, Gran Tierra Energy Peru	S/.679,352*** ($251,892 USD)	60%
James Rozon (1) Chief Financial Officer	$230,000* ($225,313 USD)(1)	70%

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0208 as at December 31, 2011.

**Denotes amount in Brazilian reals. Amount in parentheses denotes U.S. dollars at an exchange rate of R$1.87580 as at December 31, 2011.

***Denotes amount in Peruvian nuevos soles. Amount in parentheses denotes U.S. dollars at an exchange rate of S/.$2.697 as at December 31, 2011.

(1) Effective December 9, 2011, Martin Eden, then Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy Inc., was placed on a medical leave from his duties at Gran Tierra Energy while he recovered from emergency surgery, and James Rozon was appointed acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra. The salary for Mr. Rozon was initially set at $230,000 ($225,313 USD) on an annualized basis. On May 2, 2012, Mr. Rozon was promoted to Chief Financial Officer and his salary was increased to $300,000 ($293,887 USD), and Mr. Eden was appointed Vice President, Finance Special Projects.

(2) Target bonus amounts are expressed as a percentage of the corresponding 2012 base salary.